Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

(1) Registration Statement (Form S-3 No. 333-165445) of eDiets.com, Inc.,

(2) Registration Statement (Form S-3 No. 333-115372) of eDiets.com, Inc.,

(3) Registration Statement (Form S-8 No. 333-168874) pertaining to the eDiets.com, Inc. Equity Incentive Plan, and

(4) Registration Statement (Form S-8 No. 333-90046) pertaining to the eDiets.com, Inc. Stock Option Plan;

of our report dated March 31, 2011, with respect to the consolidated financial statements and schedule of eDiets.com, Inc. included in this Annual Report (Form 10-K) for the year ended December 31, 2010.

/s/ Ernst & Young LLP

Certified Public Accountants

Boca Raton, Florida

March 31, 2011